Called Higher Studios, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 11.1.

PART III

INDEX TO EXHIBITS

1.1	Posting Agreement with StartEngine dated May 13, 2020*
2.1	Amended and Restated Certificate of Incorporation*
2.2	Bylaws*
2.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation*
4.1	Form of Subscription Agreement*
6.1	Advisory Board Agreement with Ash Greyson*
6.2	Restricted Stock Purchase Agreement with Global Development Alpha*
6.3	Restricted Stock Purchase Agreement with Ash Greyson*
6.4	Jason Brown Employment Agreement dated June 1, 2020*
8.1	Escrow Services Agreement dated May 11, 2020*
11.1	Consent of Independent Auditor
12.1	Opinion of CrowdCheck Law, LLP*

* Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on August 7, 2020.

CALLED HIGHER STUDIOS, INC.

/s/ Jason Brown
By Jason Brown, Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Brown
Jason Brown, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Sole Director
Date: August 7, 2020